As filed with the Securities and Exchange Commission on February 8, 2022.

Registration No. 333-257764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Post-Effective Amendment No. 1

to

Form F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CARDIOL THERAPEUTICS INC.

(Exact Name of Registrant as Specified In Its Charter)

Not applicable
(Translation of Registrant’s Name Into English (if Applicable))

Ontario, Canada	2836	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))

602-2265 Upper Middle Road East

Oakville, Ontario L6H 0G5

Telephone: (289) 910-0850

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3133
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

 Copies to:

Philippe Tardif Borden Ladner Gervais LLP Bay Adelaide Centre, East Tower 22 Adelaide St. W Toronto, Ontario M5H 4E3 Canada (416) 367-6060	David Elsley Cardiol Therapeutics Inc. 602-2265 Upper Middle Road East Oakville, Ontario L6H 0G5 Canada Telephone: (289) 910-0850	Thomas M. Rose Shona Smith Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

Not applicable.

Province of Ontario, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

On July 8, 2021, Cardiol Therapeutics Inc. (the “Registrant”) filed a registration statement on Form F-10 (File No. 333-257764), as amended on August 3, 2021 (the “Registration Statement”), registering the sale by the Registrant from time to time of up to an aggregate Cdn$100,000,000 of Class A common shares, debt securities, warrants to purchase securities, subscription receipts, and units comprised of a combination of the foregoing securities.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada on the 8th day of February 2022.

CARDIOL THERAPEUTICS INC.

By:	s/ David Elsley
Name: David Elsley
Title: President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Elsley	President, Chief Executive Officer and Director	February 8, 2022
David Elsley	(principal executive officer)

*	Chief Financial Officer	February 8, 2022
Chris Waddick	(principal financial and accounting officer)

*	Director, Chair	February 8, 2022
Guillermo Torre-Amione

*	Director	February 8, 2022
Peter Pekos

*	Director	February 8, 2022
Colin G. Stott

*	Director	February 8, 2022
Iain Chalmers

/s/ Michael J. Willner	Director	February 8, 2022
Michael J. Willner

*By:	/s/ David Elsley
Name: David Elsley
As Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Cardiol Therapeutics Inc. in the United States, on the 8th day of February, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director